U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2005

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:

FOR IMMEDIATE RELEASE

Monday, January 24, 2005

Source: Photonic Products Group, Inc.

PPGI  REPORTS RECORD SALES AND

NEW ORDERS  FOR Q4 AND FY2004

NORTHVALE, NJ, January 24 – Photonic Products Group, Inc. (OTC Bulletin Board: PHPG) reported certain preliminary, un-audited financial results for its fourth quarter and fiscal year, which ended December 31, 2004.

The Company reported preliminary revenues for its fourth quarter of $2,923,000, compared with revenues of $1,634,000 a year ago. Revenues for the full year just ended were therefore approximately $9,228,000, up 71% from $5,388,000 a year ago.

Bookings for the fourth quarter were $2,580,000, compared with $1,050,000 in the fourth quarter of 2003, up 146%. These new orders included $530,000 from newly acquired MRC Optics. New orders for the full year were $11,240,000 vs. $6,018,000 in 2003, up 87%.

The Company’s backlog of product orders as of December 31, 2004 increased by approximately 180% to $6,421,000, as compared with a backlog of $2,286,000 at the end of 2003. The MRC acquisition added approximately $2,070,000 to the Company’s backlog.

The Company noted that its 2004 sales included twelve full months of revenues from Laser Optics, Inc. lines of business acquired in November 2003, and two and one-half months of revenues from its newly acquired MRC Optics, Inc. subsidiary. Year-over-year revenue growth from PPGI lines of business net of the recent MRC Optics acquisition was approximately 55%. Approximately one-third of that year–to-year increase in revenues was attributed by the Company to its acquisition of the assets of Laser Optics, Inc. The remaining two-thirds of that increase was noted to be due to strong growth in demand for the Company’s products, and to synergies from favorable customer  reaction to its integration into a single business of its Laser Optics, Inc. and Inrad , Inc. custom optical component and optical coating assets into a single business unit.

Dan Lehrfeld, President and CEO of PPGI commented, “Our order intake and revenues in 2004 each set new records for the Company, even before including results from our new MRC Optics subsidiary. Year-over-year sales to our customers in the Defense and Aerospace sectors rose by 78%, to our customers in the Process Control and Metrology sectors by 120%, to our customers in the Laser Systems sector by 64%, and to our University & Laboratories sector customers by 26%. Detailed, audited, financial results are being prepared and will be released in March with our annual filing.”

Mr. Lehrfeld continued, “As a critical component supplier to both large OEM’s and small, 2004 saw our customer’s demand for our products and capabilities increase, providing our business teams the opportunity to shine. Satisfying our customers is what we enjoy most, and our operations teams’ excellent level of execution during the year led to a healthy dose of repeat orders.  The “new” Laser Optics team is physically integrated, battle-tested, and performing well. Our Inrad team has successfully handled the ramp-up in deliveries required by its major customers in 2004. Our newly acquired MRC Optics subsidiary is actively restructuring for growth, and preparing for what we expect will be an excellent 2005.  Behind the scenes, we continue to move forward on our corporate expansion program, considering and evaluating potential next acquisitions and sources of capital to continue building Photonic Products Group”.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The 2004 preliminary financial information contained in this news release are subject to finalization in connection with the preparation of the Company’s Form 10K for the year ended 2004. The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These statements may be identified by their use of forward-looking terminology such as “believes”,  “expects”, “will”, “plan”, or similar words.  Such forward-looking statements, such as our expectation for continued sales growth and operating income and our ability to grow by acquisition, involve risks and uncertainties that could cause actual results to differ materially from those projected. Risks and uncertainties that could cause actual results to differ materially from such forward looking statements are, but are not limited to, uncertainties in market demand for the company’s products or the products of its customers, future actions by competitors, inability to deliver product on time, inability to implement its growth strategies or to integrate its new operations, inability to realize synergies from its acquisitions, inability to raise capital, and other factors discussed from time to time in the Company’s filings with the Securities and Exchange Commission. The forward looking statements made in this news release are made as of the date hereof and Photonic Products Group, Inc. does not assume any obligation to update publicly any forward looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Photonic Products Group, Inc.

	By:	/s/ William S. Miraglia
William S. Miraglia
Chief Financial Officer

Dated: January 24, 2005